UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2023
Virgin Orbit Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40267	98-1576914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4022 E. Conant St. Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)
(562) 388-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VORBQ	*
Warrants to purchase common stock	VORWQ	*

*On April 13, 2023, the Company’s common stock and warrants were suspended from trading on The Nasdaq Stock Market LLC (“NASDAQ”) as a result of the Company’s filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Effective April 13, 2023, trades in the Company’s common stock and warrants began being quoted on the OTC Pink Marketplace under the symbols “VORBQ” and “VORWQ”, respectively. On May 2, 2023, NASDAQ filed a Form 25 to delist the Company’s common stock and warrants to remove such securities from registration under Section 12(b) of the Exchange Act.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on April 4, 2023, Virgin Orbit Holdings, Inc. (the “Company”) and its domestic subsidiaries, Virgin Orbit National Systems, LLC, Vieco USA, Inc., Virgin Orbit, LLC and JACM Holdings, Inc. (together with the Company, the “Debtors”) commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”).

On May 5, 2023, the Court entered a bidding procedures order (the “Bidding Procedures Order”), which established certain bidding procedures for an auction (the “Auction”) of all or substantially all of the assets of the Debtors. The Debtors held the Auction on May 22, 2023. In connection with the Auction, the Debtors entered into various asset purchase agreements (collectively, the “Agreements”) providing, collectively, for the sale of certain of the Debtors’ assets, as described below.

Rocket Lab Asset Purchase Agreement

On May 23, 2023, the Company and certain of its subsidiaries entered into an Asset Purchase Agreement (the “Rocket Lab APA”) with Rocket Lab USA, Inc. (“Rocket Lab”). Pursuant to the Rocket Lab APA, Rocket Lab agreed to assume the Company’s commercial lease in Long Beach, California and to purchase specified assets, including machinery and equipment, located thereat, and to assume certain specified liabilities relating to the foregoing, as further set forth in the Rocket Lab APA.

The purchase price under the Rocket Lab APA will comprise of (a) the payment of an amount in cash equal to approximately $16.1 million, subject to adjustment as provided therein, and (b) the assumption of the assumed liabilities described in the Rocket Lab APA. In addition, under the Rocket Lab APA, Rocket Lab has agreed to make a deposit of approximately $1.6 million, to be held in a segregated escrow account. The deposit shall be released to the Company upon the earlier to occur of (i) the closing of the transaction, in which case the amount of the deposit will be credited against the cash portion of the Purchase Price, and (ii) the termination of the Rocket Lab APA by the Company in connection with a buyer default termination (as described in the Rocket Lab APA. If the Rocket Lab APA is terminated other than due to a buyer default termination, the deposit will be returned to Rocket Lab.

The foregoing description of the Rocket Lab APA does not purport to be complete and is qualified in its entirety by the full text of the Rocket Lab APA, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Inliper Asset Purchase Agreement

On May 24, 2023, the Company and certain of its subsidiaries entered into an Asset Purchase Agreement (the “Inliper APA”) with Inliper Acquisition, LLC and Liquidity Services Operations, LLC (together, “Inliper”). Pursuant to the Inliper APA, Inliper agreed to purchase specified assets from the Company, including machinery and equipment located at the Company’s McGowen facility in Long Beach, California, and to assume certain specified liabilities relating thereto, as further set forth in the Inliper APA.

The purchase price under the Inliper APA will comprise of (a) the payment of an amount in cash equal to approximately $650,000, subject to adjustment as provided therein, and (b) the assumption of the assumed liabilities described in the Inliper APA). In addition, under the Inliper APA, Inliper has agreed to make a deposit of $65,000, to be held in a segregated escrow account. The deposit shall be released to the Company upon the earlier to occur of, among other things, (i) the closing of the transaction, in which case the amount of the deposit will be credited against the cash portion of the Purchase Price, (ii) the termination of the Inliper APA by the Company in connection with a buyer default termination (as described in the Inliper APA). If the Inliper APA is terminated other than due to a buyer default termination, the deposit will be returned to Inliper.

The foregoing description of the Inliper APA does not purport to be complete and is qualified in its entirety by the full text of the Inliper APA, a copy of which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Launcher Asset Purchase Agreement

On May 24, 2023, the Company and certain of its subsidiaries entered into an Asset Purchase Agreement (the “Launcher APA”) with Launcher, Inc (“Launcher”). Pursuant to the Launcher APA, Launcher agreed to purchase specified assets, including machinery and equipment located at the Company’s facility in Mojave, California, and assume specified contracts, including the Company’s lease agreement relating to specified land and facilities at Mojave Air and Space Port, from the Company and to assume certain specified liabilities relating thereto, as further set forth in the Launcher APA.

The purchase price under the Launcher APA will comprise of (a) the payment of an amount in cash equal to approximately $2.7 million, subject to adjustment as provided therein, and (b) the assumption of the assumed liabilities described in the Launcher APA). In addition, under the Launcher APA, Launcher has agreed to make a deposit of $270,000, to be held in a segregated escrow account. The deposit shall be released to the Company upon the earlier to occur of, among other things, (i) the closing of the transaction, in which case the amount of the deposit will be credited against the cash portion of the Purchase Price, (ii) the termination of the Launcher APA by the Company in connection with a buyer default termination (as described in the Launcher APA). If the Launcher APA is terminated other than due to a buyer default termination, the deposit will be returned to Launcher.

The foregoing description of the Launcher APA does not purport to be complete and is qualified in its entirety by the full text of the Launcher APA, a copy of which is attached as Exhibit 10.3 to this Current Report and incorporated herein by reference.

The consummation of the transactions contemplated by each of the Agreements is subject to customary closing conditions.
The Agreements have been filed with this Current Report to provide investors and security holders with information regarding the Agreements’ terms. The representations, warranties and covenants contained in the Agreements were made only for purposes of the respective Agreement and as of the specific dates referenced therein, were solely for the benefit of the parties to the Agreements and may be subject to important limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under any of the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Agreements containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated May 23, 2023, by and among the Company, Vieco USA, Inc., Virgin Orbit, LLC, JACM Holdings, Inc. and Rocket Lab USA, Inc.
10.2	Asset Purchase Agreement, dated May 24, 2023, by and among the Company, Vieco USA, Inc., Virgin Orbit, LLC, JACM Holdings, Inc., Inliper Acquisition, LLC and Liquidity Services Operations, LLC
10.3	Asset Purchase Agreement, dated May 24, 2023, by and among the Company, Virgin Orbit, LLC and Launcher, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Orbit Holdings, Inc.

Date:	May 30, 2023	By:	/s/ Dan Hart
		Name:	Dan Hart
		Title:	Chief Executive Officer